                     SECOND AMENDMENT TO CREDIT AGREEMENT

   THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 26, 1994, and is between BEST BUY CO., INC., a Minnesota corporation (the "Company"), the lenders party to the Credit Agreement, as hereinafter defined (such lenders being hereinafter sometimes referred to, collectively, as the "Banks"), and FIRST BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

   WITNESSETH THAT:

   WHEREAS, the Company, the Banks and the Agent are parties to a Credit Agreement dated as of July 29, 1994, as amended by a First Amendment to Credit Agreement dated as of October 5, 1994 (as so amended, the "Credit Agreement"); and

   WHEREAS, the Company, the Banks and the Agent have agreed to amend the Credit Agreement as provided herein.

   NOW, THEREFORE, the parties hereto agree as follows:

   1. CERTAIN DEFINED TERMS. Each capitalized term used herein without being defined that is defined in the Credit Agreement shall have the meaning given to it in the Credit Agreement.

   2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows:

       (a) the following definition in Section 1.01 is restated in its entirety to read as follows:

            "RESTRICTED PAYMENTS": with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities (other than common stock of such Person), assets or otherwise) declared or paid, and all payments made, by such Person on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person or any of its Subsidiaries, whether such securities are authorized or outstanding on the Signing Date or at any time thereafter, including, with respect to the Company, any payments made by the Company (other than scheduled or deferred payments of principal and interest under the MIPS Debenture) in respect of the MIPS.

       (b) Section 5.14 is amended to delete the period at the end of subsection (h) thereof and substitute a semicolon and the word "and" therefor, and to add the following after subsection (h) thereof:

            (i)  Investments by Best Buy Capital in the MIPS Debenture.

       (c)  Section 5.20 is restated in its entirety to read as follows:

            Section 5.20 PAYMENT OF SUBORDINATED INDEBTEDNESS. Not, and not permit any Subsidiary to: make any prepayment of principal of, or acquire, redeem or otherwise retire (except, in the case of the MIPS Debenture, retirement upon the conversion or exchange of all or any part of the MIPS Debenture for common or preferred stock of the Company), any Subordinated Indebtedness; make any payment of principal or interest on any Subordinated Indebtedness if an Event of Default or Unmatured Event of Default exists; amend or cancel the subordination provisions thereof; take or omit to take any action whereby the subordination of such indebtedness or any part thereof to the Notes might be terminated, impaired or adversely affected; or omit to give the Banks prompt written notice of any notice received from any holder of Subordinated Indebtedness of any default under any agreement or instrument relating to any Subordinated Indebtedness by reason whereof such Subordinated Indebtedness might become or be declared to be due or payable.

   3. EFFECTIVENESS OF AMENDMENT. This Amendment shall be deemed effective as of the date first above written, but only upon delivery to the Agent of this Amendment duly executed by the parties hereto, and when each of the following conditions precedent has been satisfied:

       (a) no material action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the Company that could have a material adverse affect on the Company;

       (b) no material adverse change in the business assets, financial condition or prospects of the Company shall have occurred since February 26, 1994;

       (c) payment shall have been made to, and received by, the Agent of all amounts payable to the Agent under the Credit Agreement or this Amendment, including, without limitation, all expenses of the Agent and the fees and expenses of counsel to the Agent incurred on or prior to the effective date of this Amendment, in the amounts requested by the Agent;

       (d) the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby, are correct on and as of the effective date of this Amendment as though made on and as of such date; and

       (e) no Event of Default or Default has occurred and is continuing, or would result from the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby.

   4. ACKNOWLEDGEMENT. The Banks and the Company each acknowledge that, as amended hereby, the Credit Agreement, as amended by this Amendment, remains in full force and effect with respect to the Company, the Banks and the Agent. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement, as amended hereby, and that its representations and warranties set out in the Credit Agreement, as amended hereby, are true and correct as of the date of this Amendment. The Company further represents and warrants that (i) the execution, delivery and performance of this Amendment by the Company is within its corporate powers and has been duly authorized by all necessary corporate action, (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally) and (iii) after giving effect to this Amendment, no Events of Default or events which, with the giving of notice or passage of time, would be an Event of Default, exist under the Credit Agreement.

   5. COUNTERPARTS. This Amendment may be signed by the parties hereto on different counterparts with the same effect as if the signatures hereto were on the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the day and year first above written.

                                       BEST BUY CO., INC.

                                       By  /s/        Robert C. Fox
                                         ---------------------------------------
                                          Its       Sr. Vice President
                                             -----------------------------------

                                       FIRST BANK NATIONAL ASSOCIATION

                                       By  /s/         John Gatzlaff
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       BANK ONE, DAYTON, NATIONAL
                                       ASSOCIATION

                                       By  /s/         John Middelberg
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       THE MITSUBISHI BANK, LIMITED
                                       (CHICAGO BRANCH)

                                       By  /s/          Jeff Arnold
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA

                                       By   /s/        William Grier, III
                                         ---------------------------------------
                                          Its           Vice President
                                             -----------------------------------

                                       THE LONG TERM CREDIT BANK OF
                                       JAPAN, LTD.

                                       By            Robert W. Atts
                                         ---------------------------------------
                                          Its      Senior Vice President
                                             -----------------------------------

                                       THE BANK OF NOVA SCOTIA

                                       By   /s/             FCH Ashby
                                         ---------------------------------------
                                          Its   Senior Manager Loan Operations
                                             -----------------------------------

                                       YASUDA TRUST AND BANKING CO.,
                                       LTD.

                                       By   /s/       Joseph C. Meek
                                         ---------------------------------------
                                          Its     Vice President & Manager
                                             -----------------------------------

                                       THE BANK OF TOKYO, LTD.
                                       CHICAGO BRANCH

                                       By        Jon G. Odenz
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       THE DAIWA BANK, LIMITED

                                       By   /s/     John W. Howard, Jr.
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       And  /s/       Michael J. Phillipe
                                          --------------------------------------
                                          Its     Vice President & Manager
                                             -----------------------------------

                                       CREDIT LYONNAIS CHICAGO BRANCH

                                       By   /s/       Francois Valla
                                         ---------------------------------------
                                          Its    First Vice President and
                                                      Branch Manager
                                             -----------------------------------

                                       CREDIT LYONNAIS CAYMAN ISLAND
                                       BRANCH

                                       By   /s/        Francois Valla
                                         ---------------------------------------
                                          Its       Authorized Signature
                                             -----------------------------------

                                       MERCANTILE BANK OF ST. LOUIS
                                       NATIONAL ASSOCIATION

                                       By   /s/      Timothy W. Hassler
                                         ---------------------------------------
                                          Its         Banking Officer
                                             -----------------------------------

                                       COMERICA BANK

                                       By   /s/        David A. Woods
                                         ---------------------------------------
                                          Its               AVP
                                             -----------------------------------

                                       TRUST COMPANY BANK

                                       By   /s/     Jennifer P. Harrelson
                                         ---------------------------------------
                                          Its       Group Vice President
                                             -----------------------------------

                                       And  /s/       Frank O. Bennett
                                          --------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       WELLS FARGO BANK

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                       BANK OF AMERICA ILLINOIS

                                       By   /s/        Charles Ackman
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------